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                                                                    EXHIBIT 10.1


                               HADCO CORPORATION

               EMPLOYEE STOCK PURCHASE PLAN OF NOVEMBER 17, 1997

1. Purpose.

     (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Hadco Corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  Administration.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to an Administrator, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each Offering of such rights (which need not be identical).

     (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

     (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iv) To amend the Plan as provided in paragraph 13.

     (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a person or entity to be determined from time to time by the Board (the "Administrator"). If administration is delegated to an Administrator, the Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may terminate the Administrator at any time and revest in the Board the administration of the Plan.

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3.  Shares Subject to the Plan.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 500,000 shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be new shares or treasury shares.

4.  Grant of Rights; Offering.

     (a) The Board or the Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates the ("Offering Date(s)") selected by the Board or the Administrator. The Board or the Administrator shall establish a date during an Offering (the "Purchase Date") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Administrator shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     (b) Unless otherwise specified by the Board or the Administrator, there shall be two Offerings under the Plan during each calendar year, the Offering Dates and Purchase Dates, respectively, of each Offering shall be (i) January 1 and June 30, and (ii) July 1 and December 31.

5.  Eligibility.

     (a)Rights may be granted only to employees of the Company or, as the Board or the Administrator may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty
(20) hours per week. An employee who becomes eligible to participate in the Plan after any date on which rights are granted shall be granted rights on the first date of the next Offering on which rights are granted to eligible employees under the Plan. In addition, unless otherwise determined by the Board or the Administrator and set forth in the terms of the applicable Offering, an employee shall not be eligible to be granted rights under the Plan, unless he or she has enrolled in the Plan by delivering to the Company, on a form provided by the Company, a participation agreement, such participation agreement shall only be effective for participation in an Offering if the participation agreement is delivered to the Company no later than two (2) weeks before the Offering or within such other time specified by the Board or the Administrator. Once a participation agreement is executed and delivered to the Company, it shall be operative (for the immediately succeeding Offering and all subsequent Offerings for which the employee is eligible) unless affirmatively withdrawn by the employee as provided in subparagraph 7(b) hereof.

     (b) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5 (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

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     (c) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (d) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.  Rights; Purchase Price.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage not exceeding ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the calendar year, provided however, that the maximum number of shares which may be purchased by any eligible employee during any Offering shall not exceed 500 shares (subject to adjustment pursuant to Section
12).

     (b) In connection with each Offering made under the Plan, the Board or the Administrator may specify a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Administrator shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.  Participation; Withdrawal; Termination.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company on or before the date which is two (2) weeks before the Offering Date, in accordance with paragraph 5(a). Each such agreement shall authorize payroll deductions of not less than one percent (1%) but not more than ten percent (10%) of such employee's Earnings during the calendar year. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k),
Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include bonuses, commissions, overtime pay, incentive pay, profit sharing, and other remuneration paid directly to the employee, but excluding the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Administrator. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may, after the beginning of any Offering, reduce to zero such payroll deductions, but may not make other changes in the payroll deductions during the Offering period.

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     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Administrator in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan, but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his of her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.  Exercise.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.  Covenants of the Company.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock

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upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  Use of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  Rights as a Shareholder

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  Adjustments Upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Administrator, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

          (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

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     It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  Withholding of Additional Income Taxes.

     (a) Upon the purchase of any shares pursuant to this Plan, the Company shall withhold taxes in respect of any amounts that constitute compensation includable in gross income. The Board or the Administrator, in its discretion, may condition the purchase of any shares during an Offering on the participant's making satisfactory arrangement for such withholding. Such arrangement may include payment by the participant in cash or check of the amount of withholding taxes or, authorizing the Company to withhold funds from compensation otherwise payable to the participant.

     (b) The Company may also make appropriate arrangements for satisfying withholding obligations in the event of a disqualifying disposition of the Common Stock by a participant. Such arrangements may include conditioning the disposition of the Common Stock by the participant upon the payment to the Company of an amount sufficient to satisfy such withholding requirements.

17.  Notice to Company of Disqualifying Disposition.

     If a participant transfers Common Stock acquired under the Plan within two years after the first business day of the Offering in which such Common Stock was acquired, then the participant shall immediately notify the Company in writing of such transfer. Each participant shall provide any information about such a transfer
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as may be requested by the Company or an Affiliate in order to assist it in complying with tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its Affiliates.

18.  Effective Date of Plan.

     The Plan shall become effective upon the adoption of enabling resolutions by the Company's Board of Directors (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Administrator, which date may be prior to the Effective Date.

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